Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$574,984
Unrealized Gain (Loss) on Market Value of Futures	(12,961,427)
Dividend Income	499
Interest Income	629
ETF Transaction Fees	700
Total Income (Loss)	$(12,384,615)

Expenses
Investment Advisory Fee	$53,343
Brokerage Commissions	6,648
NYMEX License Fee	2,360
Non-interested Directors' Fees and Expenses	921
SEC & FINRA Registration Expense	750
Prepaid Insurance Expense	421
Other Expenses	12,609
Total Expenses	77,052
Expense Waiver	(574)
Net Expenses	$76,478
Net Gain (Loss)	$(12,461,093)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 9/1/11	$113,554,097
Withdrawals (300,000 Units)	(13,817,503)
Net Gain (Loss)	(12,461,093)

Net Asset Value End of Period	$87,275,501
Net Asset Value Per Unit (1,900,000 Units)	$45.93

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502